UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment No. 1 to Proxy Statement for 2017 Annual Meeting of Shareholders to be held on October 10, 2017

Explanatory Note

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the definitive proxy statement of The Procter & Gamble Company (the “Company”) for its 2017 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission (“SEC”) on August 1, 2017 (the “Original Proxy Statement”), in order to amend and supplement Exhibit C in the Original Proxy Statement.

This Amendment No. 1 includes an amendment and supplement to Exhibit C in the Original Proxy Statement, which sets forth information relating to our Directors, nominees for Directors, and certain of our officers and employees who may be considered “participants” in our solicitation under the applicable SEC’s rules by reason of their position as Directors of the Company or as nominees for Directors or because they may be soliciting proxies on our behalf.

All other items of the Original Proxy Statement remain unchanged.

Unless otherwise expressly provided for in this Amendment No. 1, all capitalized words, phrases, or defined terms used in this Amendment No. 1 will have the same meaning ascribed to them in the Original Proxy Statement.

Amendment and Supplement to Exhibit C

Information Concerning Persons Who May Solicit Proxies

Beginning on September 5, 2017, John E. Pepper, retired Chairman of the Board of Directors and Chief Executive of the Company, may be deemed to be a participant in the solicitation of proxies on behalf of the Company (the “Additional Participant”). The business address for Mr. Pepper is c/o The Procter & Gamble Company, One Procter & Gamble Plaza, Cincinnati, OH 45202.

The number of shares owned by the Additional Participant is set forth in the table below entitled “Information Regarding Ownership of the Company’s Securities by Participants.” The shares set forth in that table opposite the Additional Participant’s name are directly or indirectly beneficially owned by the Additional Participant. Any purchases and sales of the Company’s securities during the period from July 1, 2015 through August 28, 2017 by the Additional Participant is listed below in the table entitled “Information Regarding Transactions of the Company’s Securities by the Additional Participant.”

The disclosure provided under the heading “Information Regarding Ownership of the Company’s Securities by Participants” as set forth on pages C-1 and C-2 of the Original Proxy Statement, is amended and restated in its entirety to read as follows:

Information Regarding Ownership of the Company’s Securities by Participants

The number of Company securities beneficially owned by directors and named executive officers as of June 30, 2017 is set forth under the “Security Ownership of Management and Certain Beneficial Owners” section of the Original Proxy Statement. The number of Company securities beneficially owned as of

August 28, 2017 by the Company’s other “participants” is set forth below.

	Amount and Nature of Beneficial Ownership
Name	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Restricted Stock Units[5]
Deborah P. Majoras	7,025	321,500	0	328,525	53,483
John T. Chevalier	15,033	95,228	0	110,261	363
John E. Pepper	2,529	0	87,021	89,550	0

1 Includes unrestricted Common Stock over which each individual has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).

2 Includes Common Stock allocated to personal accounts of individuals under the Retirement Trust pursuant to PST. Also includes Series A ESOP Convertible Class A Preferred Stock and Series B ESOP Convertible Class A Preferred Stock allocated to personal accounts of individuals under the Employee Stock Ownership Trust pursuant to PST. Ms. Majoras holds 578 Series A shares. Mr. Chevalier holds 5,716 Series A shares. Mr. Pepper holds 2,281 Series B shares. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Retirement Trust.

3 Total includes stock options that have vested or will vest, any Restricted Stock that will vest, and any RSUs that will deliver as Common Stock, in each case within 60 days from August 28, 2017.

4 This column includes shares in which voting and/or investment powers are shared. It also includes shares indirectly held through family members who reside in the household of the individual.

5 RSUs represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have a non-forfeitable right to delivery of Common Stock on a specific date in the future. Total includes RSUs that will not deliver as Common Stock within 60 days. RSUs that will not deliver within 60 days of August 28, 2017 are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the shares are delivered.

The following disclosure supplements the disclosure under the headings “Information Regarding Transactions of the Company’s Securities by Participants” and “Miscellaneous Information Regarding Participants” set forth on pages C-2 through C-12 of the Original Proxy Statement:

Information Regarding Transactions of the Company’s Securities by the Additional Participant

The following table sets forth purchases and sales of the Company’s securities during the period from July 1, 2015 through August 28, 2017 by the Additional Participant. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Company Securities	Transaction Description
John E. Pepper	8/25/15	12,000	9
	9/14/15	10,000	9
	12/18/15	8,000	9
	4/21/16	3,125	7
	4/25/16	3,120	7
	5/23/16	6,275	7
	6/29/16	1,200	7
	9/29/16	2,815	7

Transaction Descriptions

1	Grant of unrestricted stock for Director retainer

2	Grant of RSUs for Director retainer

3	Grant of RSUs for annual Director grant

4	Grant of dividend equivalents on RSUs

5	Shares acquired through Company’s dividend reinvestment program

6	Grant of non-statutory stock options

7	Open market sale

8	Exercise of non-statutory stock options

9	Gift of shares

10	Grant of RSUs under retirement program

11	Grant of RSUs under LTIP or Key Manager Stock Grant

12	Shares acquired through PST dividend reinvestment and/or Company’s annual PST contribution

13	Grant of preferred shares in PST

14	Shares withheld or sold for taxes or costs

15	Shares issued upon settlement of PSUs

16	Shares issued upon settlement of RSUs

Miscellaneous Information Regarding the Additional Participant

Except as described in this Amendment No. 1 or in the Original Proxy Statement, neither the Additional Participant nor any of his associates or affiliates (together, the “Additional Participant Affiliates”) is either a party to any transaction or series of transactions since July 1, 2016 or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which the Additional Participant or any Additional Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Amendment No. 1 or in the Original Proxy Statement, (a) neither the Additional Participant nor any Additional Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) the Additional Participant does not own any securities of the Company of record but not beneficially.

Except as described in this Amendment No. 1 or in the Original Proxy Statement, neither the Additional Participant nor any Additional Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Amendment No. 1 or in the Original Proxy Statement, there are no contracts, arrangements or understandings by neither the Additional Participant nor any Additional Participant Affiliate since July 1, 2016 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Amendment No. 1 or in the Original Proxy Statement, and excluding any Director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.